Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Syniverse Holdings, Inc. 2006 Long-Term Equity Incentive Plan and the 2006 Employee Stock Purchase Plan of our report dated March 15, 2006, with respect to the consolidated financial statements and schedule of Syniverse Holdings, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Certified Public Accountants

Tampa, Florida

May 11, 2006